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                                                                     EXHIBIT 3.2


                       BYLAWS OF POOL ENERGY SERVICES CO.
                        A CORPORATION INCORPORATED UNDER
                         THE LAWS OF THE STATE OF TEXAS

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                 These Bylaws shall constitute the private laws of Pool Energy
Services Corporation duly incorporated under the laws of the State of Texas (herein called the "corporation"), for the administration and regulation of the affairs of the corporation.

                 In the event any provision of these Bylaws is or may be in conflict with any applicable law of the United States or the State of Texas, or of any order, rule, regulation, decree or judgment of any governmental body or power or court having jurisdiction over this corporation, or over the subject matter to which such provision of these Bylaws applies or may apply, such provision of these Bylaws shall be inoperative to the extent only that the operation thereof unavoidably conflicts with such law or order, rule, regulation, decree or judgment, and shall in all other respects be in full force and effect.

                                   ARTICLE I

                                    OFFICES

                 Section 1. The registered office of the corporation shall be at 10375 Richmond Avenue, in the City of Houston, County of Harris, State of Texas, and the registered agent of the corporation at such address shall be such person as the Board of Directors may from time to time designate.

                 Section 2. The corporation may also have offices at such other places both within and without the State of Texas as
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the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

                 Section 1. All meetings of the shareholders shall be held at the registered office of the corporation, or at such other place either within or without the State of Texas as shall be designated from time to time by the Board of Directors.

                 Section 2. The annual meeting of shareholders shall be held on the first Thursday of May of each year at 10:00 a.m., for the election of Directors and the transaction of such other business as may properly be brought before the meeting.

                 Section 3. Special meetings of the shareholders may be called by the Chairman, the President, the Board of Directors, or the holders of not less than one-tenth of all the shares entitled to vote at the meetings. Business transacted at all special meetings shall be confined to the objects stated in the notice of meeting.

                 Section 4. Written or printed notice stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten
(10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman, the President, the Corporate Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such





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meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

                 Section 5. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima-facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

                 Section 6. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by written proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders





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entitled to vote thereat, present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.
At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

                 Section 7. Each outstanding share, of any class, shall be entitled to as many votes per share as the Articles of Incorporation shall provide, on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation or these Bylaws. The vote for the election of Directors and, upon demand of any shareholder, the vote upon any question before the meeting shall be by ballot. Cumulative voting is expressly prohibited.

                 Section 8. At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy executed in writing by such shareholder or by his duly authorized attorney in fact. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. All proxies shall be revocable unless expressly provided therein to be irrevocable and are coupled with an interest and shall be filed with the Corporate Secretary of the corporation prior to or at the time of the meeting at which they are to be voted.





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                 Section 9.  When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Articles of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

                 Section 10. The Chairman shall preside at all meetings of the shareholders. In his absence, an officer of the corporation designated by the Board of Directors shall preside and perform the duties of the Chairman at such meeting. He shall appoint two inspectors of voting to serve at each such meeting. Before acting at any meeting the inspectors shall be sworn faithfully to execute their duties with strict impartiality and according to the best of their ability. The inspectors shall determine the number of shares outstanding, the voting power of each, the shares represented at the meeting, the existence of a quorum, the qualification of voters, the authenticity, validity and effect of proxies, receive votes and ballots, hear and determine all challenges and questions in any way arising in connection with the vote, count and tabulate all votes and determine and announce the result of the voting.





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                 Section 11.  At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, otherwise properly brought before the meeting by or at the direction of the Board, or otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Corporate Secretary. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting; provided, however, that in the event that less than sixty-five (65) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder's notice to the Corporate Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii)





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the name and record address of the shareholder proposing such business, (iii)
the class and number of shares of the corporation which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.

                 Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 11; provided, however, that nothing in this Section 11 shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting in accordance with said procedure.

                 The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 11, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                 Section 12. Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations of persons for election to the Board of the corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors by any nominating committee or person appointed by the Board or by any shareholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this
Section 12.  Such nominations, other





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than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Corporate Secretary. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting; provided, however, that in the event that less than sixty-five (65) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice to the Corporate Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a Director,
(i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the corporation which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Rule 14a under the Securities Exchange Act of 1934 as amended; and (b) as to the shareholder giving the notice (i) the name and record address of shareholder and (ii) the class and number of shares of capital stock of the corporation which are beneficially owned by the shareholder. The corporation may





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require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as Director of the corporation. No person shall be eligible for election as a Director of the corporation unless nominated in accordance with the procedures set forth herein.

                 The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                 Section 13. Any action required by law to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject thereof.

                 Section 14. Upon compliance with the notice requirements of this Article or waiver of notice, a meeting of shareholders may be conducted by means of conference telephone or similar communications equipment if all person participating in the meeting can hear each other.





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                                  ARTICLE III

                                   DIRECTORS

                 Section 1. The business and affairs of the corporation shall be managed by its Board of Directors who may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

                 Section 2. The Board of Directors shall consist of at least two, but not more than ten Directors, which number shall be determined by the Directors from time to time, subject to the automatic reduction provisions of
Section 4 of this Article III. A person shall be ineligible to be a Director of the corporation after the date of the annual meeting of shareholders of the corporation in the year in which such person's seventy-seventh birthday occurs, provided, however, that commencing as of the date of the annual meeting of shareholders to be held in 1995, a person shall be ineligible to be elected as a Director of the corporation if he or she is seventy years of age or older. Directors need not be shareholders or residents of the State of Texas. The Directors shall be divided into three classes, designated Class I, Class II and Class III. The initial term for directors in Class I shall expire at the annual meeting of shareholders to be held in 1995; the initial term for Directors in Class II shall expire at the annual meeting of shareholders to be held in 1996; and the initial term for Directors in Class III





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shall expire at the annual meeting of shareholders to be held in 1997.  Each class of Directors shall consist, as nearly as possible, of one-third of the total number of Directors constituting the entire Board of Directors.

         At the expiration of the initial term of each class of Directors, and of each succeeding term of each class, each class of Directors shall be elected to serve until the annual meeting of shareholders held three years from such expiration and until their successors are elected and qualified or until their earlier death, resignation, removal or retirement. Any increase or decrease in the number of Directors constituting the Board shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly as possible to one-third of the total number of Directors as so adjusted.

                 Section 3. Any Director may resign at any time either by oral tender of resignation at any meeting of the Board of Directors or by giving written notice thereof to the Corporate Secretary. Resignations shall take effect when tendered or at the time specified in the tender and, unless otherwise specified, the acceptance of a resignation shall not be necessary to make it effective.

                 Section 4. Any director may be removed from office only at a meeting of shareholders called expressly for that purpose by the affirmative vote of the holders of at least two-thirds of the shares then entitled to vote at an election of directors, and only for cause. Except as may otherwise be





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provided by law, cause for removal shall be construed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal, has been adjudged by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his duties to the corporation in a matter of substantial importance to the corporation and such adjudication is no longer subject to direct appeal, or has been declared of unsound mind by order of court. Whenever any director shall cease to serve due to death, resignation, removal, or for any other reason except for retirement which occurs on the date of an annual meeting of shareholders, the number of directors constituting the Board of Directors shall be automatically reduced, so that no vacancy shall be created thereby. A two-thirds majority of directors then in office may, in the case of a vacancy occurring by reason of an increase in the number of directors, fill such vacancy for a term of office continuing only until the next election of one or more directors by the shareholders; provided, however, that the Board of Directors may not fill more than two directorships to be filled by reason of an increase in the number of directors between any two successive annual meetings of shareholders.

                 Section 5. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members one or more committees, each of which, to the extent provided in such resolution, or in the





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Articles of Incorporation or in the Bylaws of the corporation, shall have and may exercise all of the authority of the Board of Directors, except that no such committee shall have the authority of the Board of Directors in reference to amending the Articles of Incorporation, approving a plan of merger or consolidation, recommending to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof, amending, altering, or repealing the Bylaws of the corporation or adopting new Bylaws for the corporation, filling vacancies in the Board of Directors or any such committee, electing or removing officers or members of any such committee, fixing the compensation of any member of such committee, or altering or repealing any resolution of the Board of Directors which by its terms provides that it shall not be so amendable or repealable; and, unless such resolution, the Articles of Incorporation, or the Bylaws of the corporation expressly so provide, no such committee shall have the power or authority to declare a distribution or share dividend or to authorize the issuance of shares of the corporation.

                       MEETINGS OF THE BOARD OF DIRECTORS

                 Section 6. The Directors of the corporation may hold their meetings, both regular and special, either within or without the State of Texas.





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                 Section 7.  An organizational meeting of the Board of
Directors shall be held without further notice immediately following the annual meeting of shareholders, and at the same place, unless, by unanimous consent of the Directors then elected and serving such time or place shall be changed.

                 Section 8. Regular meetings of the Board of Directors may be held with or without notice at such time and place as shall from time to time be determined by the Board of Directors.

                 Section 9. Special meetings of the Board of Directors may be called on twenty-four (24) hours' notice to each Director, or such shorter period of time as the person calling the meeting deems appropriate in the circumstances, either personally, or by mail, or by telegram; special meetings shall be called by the Chairman or the President or, in the event of the inability of both the Chairman and the President to act, the Corporate Secretary in like manner and on like notice on the written request of two Directors. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice.

                 Section 10. At all meetings of the Board of Directors the presence of a majority of the Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing,





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setting forth the action so taken, is signed by all members of the Board of
Directors. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                 Section 11. COMPENSATION OF DIRECTORS. The Board of Directors shall have authority to establish, from time to time, the amount of compensation which shall be paid to its members for their services as Directors.

                 Section 12. Upon compliance with the notice requirements of this Article or waiver of notice, a meeting of the Board of Directors may be conducted by means of conference telephone or similar communications equipment if all persons participating in the meeting can hear each other.

                                   ARTICLE IV

                                    NOTICES

                 Section 1. Whenever under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, notice is required to be given to any Director or shareholder, and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given in writing, postage prepaid, addressed to such Director or shareholder at such address as appears on the books of the corporation. Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same shall be thus deposited in the United States mails as aforesaid.





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                 Section 2.  Whenever any notice is required to be given to any shareholder or Director of the corporation under the provisions of the statutes or of the Articles of Incorporation, or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except when a Director attends a meeting for the express purpose, in writing filed at the meeting, of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or held.

                                   ARTICLE V

                                    OFFICERS

                 Section 1. The executive officers of the corporation shall be a Chairman, a President, one or more Executive Vice Presidents, Senior Vice Presidents or Vice Presidents, a General Counsel, a Controller, a Corporate Secretary and a Treasurer, all of whom shall be elected by the Board of Directors. Any two or more offices may be held by the same person, except that the Chairman or the President and the Corporate Secretary shall not be the same person. Each such executive officer shall have such authority and perform such duties in the management of the corporation as may be determined by resolution of the Board of Directors.





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                 Section 2.  The Board of Directors may elect or appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such term and who shall have such authority and perform such duties as may be prescribed by the Board of Directors or the President. The power to appoint such other officers and agents may be delegated by the Board of Directors to the Chief Executive Officer to the extent the Board may delineate by resolution.

                 Section 3. Each officer of the corporation shall hold office until his successor is chosen and qualified in his stead or until his death or until his resignation, retirement or removal from office. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contracts rights, if any, of the person so removed. Election or appointment of any officer or agent shall not of itself create contract rights.

                 Section 4. CHAIRMAN. The Chairman shall be the Chief Policy Officer of the corporation and shall, subject to the direction and control of the Board of Directors, be their representative and medium of communication. He shall see that all orders, resolutions and policies adopted by the Board of Directors are carried into effect. He shall preside at all meetings of shareholders and at all meetings of the Board of Directors. He





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shall, in the absence or inability of the President, be charged with the duties and responsibilities of the President.

                 Section 5. PRESIDENT. The President shall be the Chief Executive Officer of the corporation, with attendant responsibility and accountability, and shall be in charge of the entire, full-time working organization, except as to the Chairman's office. The President shall be directly responsible to the Chairman in regard to policy matters as policies are enunciated by the Board. He shall, in the absence or inability of the Chairman to act, preside at meetings of the Board of Directors and of the shareholders.

                 Section 6. EXECUTIVE VICE PRESIDENTS. Each Executive Vice President shall have such powers and responsibilities, and shall perform such duties, as delineated by the Board or Chief Executive Officer. They shall be directly responsible to such executive officers as the Chief Executive Officer may from time to time prescribe.

                 Section 7. THE GENERAL COUNSEL. The General Counsel shall have general control over all matters of a legal nature concerning the corporation and shall perform such duties as delineated by the Board or by the Chief Executive Officer. He shall be directly responsible to the President in said performance.

                 Section 8. SENIOR VICE PRESIDENTS. Each Senior Vice President shall have such powers and responsibilities, and shall perform such duties, as may be delineated by the Board or by the Chief Executive Officer. They shall be directly responsible to





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such executive officer as the Chief Executive Officer may from time to time prescribe.

                 Section 9. VICE PRESIDENTS. Each Vice President shall have such powers and responsibilities, and shall perform such duties, as may be delineated by the Board or the Chief Executive Officer. They shall be directly responsible to such executive officer as the Chief Executive Officer may from time to time prescribe.

                 Section 10. CONTROLLER. The Controller shall be in general control of the accounts of the corporation, shall be responsible for the making of adequate audits, shall prepare and interpret required accounting, financial and statistical statements, shall be directly responsible to such executive officer and shall perform such other duties as the Board or Chief Executive Officer may from time to time prescribe.

                 Section 11. CORPORATE SECRETARY. The Corporate Secretary shall attend all meetings of the Board of Directors and shareholders and act as secretary thereof and shall record all votes and minutes of all proceedings of the Board of Directors and shareholders in a book for that purpose maintained and kept in his custody. He shall keep in his custody the seal of the corporation and shall in general perform all the duties incident to the office of Secretary of a corporation. He shall act as Transfer Agent of the corporation and/or Registrar of its capital stock and other securities; provided that the Board of Directors may by resolution appoint one or more other persons or corporations as Transfer





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Agents and/or Registrars or as Co-Transfer Agents and/or Co-Registrars.  He
shall be directly responsible to such executive officer and shall perform such other duties as the Board or Chief Executive Officer may from time to time prescribe.

                 Section 12. TREASURER. The Treasurer shall have custody of all funds and securities of the corporation and shall keep full and accurate accounts of receipts and disbursements. He may endorse checks, notes and other obligations on behalf of the corporation for collection and shall deposit the same, together with all monies and other valuable effects to the credit of the corporation in banks or other depositories as the Board of Directors may designate by resolution or as may be established in accordance with Article VIII of these Bylaws. He shall be directly responsible to such executive officer as the Chief Executive Officer may from time to time designate and shall perform all duties incident to the Treasurer of a corporation as the Board or Chief Executive Officer shall designate.

                 Section 13. ASSISTANT CORPORATE SECRETARY, ASSISTANT TREASURER, ASSISTANT CONTROLLER. The Board of Directors may appoint one or more Assistant Corporate Secretaries, Assistant Treasurers and Assistant Controllers and such other appointive officers as may be appropriate and required. They shall be directly responsible to such executive officer and shall perform such duties as the Board or Chief Executive Officer may from time to time designate.





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                                   ARTICLE VI

                        CERTIFICATES REPRESENTING SHARES

                 Section 1. The shares of stock of this corporation shall be deemed personal estate, and shall be transferable only on the books of the corporation in such manner as these Bylaws prescribe.

                 Section 2. Every shareholder in the corporation shall be entitled to have a certificate or certificates representing the number of shares owned by him. The certificates of shares of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares, and shall be signed by the President or a Vice President, and the Treasurer or an Assistant Treasurer and bear the corporate seal; but the signatures of such officers and the seal of the corporation upon such certificates may be facsimiles, engraved or printed where such certificate is signed by a duly authorized Transfer Agent or Co-Transfer Agent and a Registrar or Co-Registrar.

                 Section 3. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer, conversion, and registration of certificates for shares of the capital stock of the corporation.

                 Section 4. The Board of Directors may direct a new certificate representing shares to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate to be lost or destroyed.





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When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the corporation and its Transfer Agents and Registrars and its Co-Transfer Agents and Co-Registrars with respect to the certificate alleged to have been lost or destroyed.

                 Section 5. Transfers of shares of stock shall be made on the books of the corporation only by the person named in the certificate or by attorney, lawfully constituted in writing, and upon surrender of the certificate therefor.

                 Section 6. The Board of Directors may close the stock transfer books of the corporation for a period not to exceed sixty (60) days for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any purpose, provided that if such books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a shareholders' meeting, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of so closing the stock transfer books, the Board of Directors may fix a date in advance, not exceeding sixty (60) days preceding the date





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of any meeting of shareholders, or the date for the payment of any dividend or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the respective determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise rights in respect of any such change, conversion or exchange of capital stock and in such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to- such notice of, and to vote at, such meeting, or to receive payment of such distribution and share dividend, or to receive such allotment or rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares of stock on the books of the corporation after any such record date fixed as aforesaid. In the absence of any designation with respect thereto by the Board of Directors, the date upon which the notice of a meeting is mailed or resolutions declaring a distribution and share dividend are adopted shall be the record date for such determination in regard to meetings of shareholders or declarations of distributions and share dividends.

         Section 7. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part





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of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Texas.

                 Section 8. BONDS, DEBENTURES, AND OTHER EVIDENCES OF INDEBTEDNESS. Bonds, debentures and other evidence of indebtedness of the corporation shall be signed by the President or any Vice President and the Treasurer or an Assistant Treasurer and shall bear the corporate seal and when so executed shall be binding upon the corporation, but not otherwise. The seal of the corporation thereon may be facsimile, engraved or printed, and where any such bond, debenture or other evidence of indebtedness is authenticated with the manual signature of an authorized officer of the corporation or trustee appointed or named by an indenture of trust or other agreement under which such security is issued, the signature of any of the corporation's officers authorized to execute such security may be facsimile.

                 Section 9. SIGNATURES ON SHARE CERTIFICATES, BONDS, DEBENTURES AND EVIDENCES OF INDEBTEDNESS. In case any officer who signed, or whose facsimile signature has been placed on any certificate representing shares of stock, bond, debenture or evidence of indebtedness of this corporation shall cease to be an officer of the corporation for any reason before the same has been issued or delivered by the corporation, such certificate, bond, debenture or evidence of indebtedness may nevertheless be issued and delivered as though the person who signed it or whose facsimile signature had been placed thereon had not ceased to be such officer.





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
                                  ARTICLE VII

                   DEEDS AND OTHER INSTRUMENTS OF CONVEYANCE

         Section 1. Deeds and other instruments of the corporation conveying land or any interest in land shall be signed by the President or a Vice President, or an attorney-in-fact of the corporation when authorized by appropriate resolution of the Board of Directors or shareholders, and attested by the Corporate Secretary or an Assistant Corporate Secretary, and shall bear the corporate seal and when so executed shall be binding upon the corporation, but not otherwise.

                                  ARTICLE VIII

                      CHECKS, DRAFTS AND BILLS OF EXCHANGE

         Section 1. The Chief Executive Officer of the corporation may from time to time establish General Bank Accounts, Depository Bank Accounts, and such Special Bank Accounts, as in his judgment may be needed in carrying on and dispatching the business of the corporation. All checks, drafts and bills of exchange issued in the name of the corporation and calling for the payment of money out of said General Accounts, Depository Accounts, or Special Accounts of the corporation shall be signed by the Controller or Assistant Controller, or such agents and employees as the Chief Executive Officer may from time to time designate and authorize to sign for the Controller, and countersigned by the Treasurer or any Assistant Treasurer, or such agents and employees as the Chief Executive Officer may from time to time designate and authorize to sign for the Treasurer; and when so designated by the Chief





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
Executive Officer, the signature of the Treasurer or an Assistant Treasurer may be affixed by the use of a check-signing machine; provided that for the purpose of transferring funds from any bank or depository at which the corporation has funds on deposit to any other bank or depository of the corporation for credit to the corporation's account, a form of check having plainly printed upon its face "DEPOSITORY TRANSFER CHECK" and being by its wording payable to a bank or depository for credit to the account of the corporation, is hereby authorized, and such checks shall require no signature other than the name of the corporation printed at the lower right comer; and further provided that checks, drafts and bills of exchange issued in the name of the corporation in the amount of $5,000 or less need bear only one signature and that being the signature of the Treasurer or an Assistant Treasurer, affixed either manually or by the use of a check-signing machine, or the manual signature of such agents and employees as the Chief Executive Officer may from time to time designate and authorize to sign for the Treasurer; and provided further that checks and drafts issued in the name of the corporation and calling for payment of money out of Special Bank Accounts established for the payment of dividends need bear only one signature and that being the signature of the Treasurer or an Assistant Treasurer, affixed either manually or by the use of a check-signing machine, or the manual signature of such agents and employees as the Chief Executive Officer may from time to time designate and authorize to sign for the Treasurer; and provided further that no person authorized to sign





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
checks or drafts may sign a check or draft payable to himself. When signed in such applicable manner, but not otherwise, every check, draft or bill of exchange issued in the name of the corporation and calling for the payment of money out of the General Bank Accounts, Depository Bank Accounts, and Special Bank Accounts of the corporation shall be valid and enforceable according to its wording, tenor and effect, but not otherwise. Provided however, that for the purpose of transferring funds between accounts of the corporation, from accounts of the corporation to accounts of subsidiaries and affiliates, from accounts of the corporation for the purpose of investment of corporate funds, and from accounts of the corporation for the payment of dividends, the Treasurer or an Assistant Treasurer, or such agents and employees as the Chief Executive Officer may from time to time designate and authorize, may make such transfer of funds by bank wire transfers through oral or written instructions; and for the purpose of transferring funds from accounts of the corporation to accounts of other third parties, such funds may be transferred by bank wire transfers but only upon written instructions from the Treasurer or an Assistant Treasurer or such agents and employees as the Chief Executive Officer may from time to time designate and authorize to sign for the Treasurer, and countersigned by the Controller or Assistant Controller, or such agents and employees as the Chief Executive Officer may from time to time designate and authorize to sign for the Controller.





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
                 Section 2. The Treasurer of the corporation may establish special bank accounts designated as Agent's Account or Local Manager's Account in such bank or banks as in his judgment may be needed in carrying on and dispatching the business of the corporation, provided that the Treasurer in establishing and maintaining such accounts shall keep only such funds therein and in such amount as may be required for the local needs of such accounts and provided that checks or drafts issued against or drawn on such accounts shall be valid and binding on the corporation according to their wording, tenor and effect when signed by either the Treasurer of the corporation or by such agent or employee of the corporation as may be designated by the Treasurer in writing to such bank or when signed in such manner and by such agent or employee of the corporation as may be designated by the Chief Executive Officer of the corporation; and further provided that checks and drafts issued in the name of the corporation against funds in such Agent's Account or Local Manager's Account in the amount of $1,000.00 or more must be countersigned by two persons authorized to sign such checks or drafts.

                                   ARTICLE IX

                                  FISCAL YEAR

                 Section 1. The fiscal year shall begin the first day of January in each year.





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
                                   ARTICLE X

                       DISTRIBUTIONS AND SHARE DIVIDENDS

                 Section 1. Distributions and share dividends upon the outstanding shares of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting. Distributions may be paid in cash, or in property, and share dividends may be paid in shares of the authorized but unissued shares or in treasury shares of the corporation, subject to the provisions of the Articles of Incorporation.

                                   ARTICLE XI

                                    RESERVES

                 Section 1. There may be created by resolution of the Board of Directors out of the surplus of the corporation such reserve or reserves as the Directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the corporation, or for such other purpose as the Directors shall think beneficial to the corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                                  ARTICLE XIII

                                      SEAL

                 Section 1. The corporation's seal shall have inscribed thereon the name of the corporation, the year of the organization and the words "Corporate Seal, Texas". Said seal may be used by





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
causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE XIII

                                INDEMNIFICATION

                 Section 1. The corporation shall indemnify any person who (1) is or was a director, officer, employee or agent of the corporation, or (2) while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, to the fullest extent that a corporation may or is required to grant indemnification to a director under the Texas Business Corporation Act. The corporation may indemnify any person to such further extent as permitted by law.

                                  ARTICLE XIV

                                   AMENDMENTS

                 Section 1. The power to alter, amend, suspend, or repeal the bylaws or to adopt new bylaws shall be vested in the Board of Directors, provided, however, that neither Section 4 of Article III nor this Article XIV may be altered, amended, suspended, or repealed without the affirmative vote of a two-thirds majority of the full Board of Directors.





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